                                                                                                                                                                                                                                                                                    Exhibit 99.1

NEWS RELEASE

Contact:            Todd Slawson, Interim Chief Financial Officer

                            Image Sensing Systems, Inc. Phone: 651.603.7700

FOR IMMEDIATE RELEASE

Image Sensing Systems Names Joseph P. Daly as a Director

Saint Paul, Minn., January 17, 2019 -- Image Sensing Systems, Inc. (“ISS”) (NASDAQ: ISNS) today announced that Joseph P. Daly has been appointed to its Board of Directors.

Mr. Daly is the Chief Executive Officer of Essig Research, Inc., a global engineering services company specializing in the design and repair of large, infrastructure related equipment, which he founded in October 1993.  Since January 2012, Mr. Daly has been a business and finance instructor at Northeastern University in Boston, Massachusetts.  In October 2016, Mr. Daly acquired the product lifecycle management (“PLM”) software assets of SofTech Inc. and formed EssigPLM, which offers PLM related solutions to a broad, global client base.  Mr. Daly was also a director from December 2013 through July 2016, and largest shareholder of Kreisler Manufacturing Inc., which was acquired by Arlington Capital Partners in July 2016.  Mr. Daly received his BSME from Rensselaer Polytechnic Institute and his MBA/MSF from Northwestern University.

Andrew T. Berger, ISS's Executive Chairman, commented, “We are pleased to announce the appointment of Joseph to the Board of Directors.  We are confident his extensive experience in engineering services, software solutions, and manufacturing will be valuable in the continued growth of ISS.”

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                      Exhibit 99.1

About Image Sensing Systems

Image Sensing Systems, Inc. is a global company dedicated to helping improve safety and efficiency for cities and highways by developing and delivering above-ground detection technology, applications and solutions. We give Intelligent Transportation Systems (ITS) professionals more precise and accurate information – including real-time reaction capabilities and in-depth analytics – to make more confident and proactive decisions. We are headquartered in St. Paul, Minnesota. Visit us on the web at imagesensing.com.

Safe Harbor Statement:  Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; developments in the demand for the Company’s products and services; relationships with the Company’s major customers and suppliers; the mix of and margins on the products we sell; unanticipated delays, costs and expenses inherent in the development and marketing of new products and services; adverse weather conditions in our markets; the impact of governmental laws and regulations; international presence; our success in integrating any acquisitions; and competitive factors. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s reports and other documents filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 14, 2018.